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                                                                        Ex 10.11

                            FOURTH AMENDMENT TO THE
                            1999 STOCK OPTION PLAN
                                      OF
                           SFBC INTERNATIONAL, INC.


I.   Section 2 is hereby deleted and replaced with the following:

          2.   Stock. The stock subject to Options shall be authorized but
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     unissued shares of common stock (the "Common Stock"), or shares of Common
     Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,200,000, subject to adjustment as provided in Section 14. Any such shares may be issued as ISOs or Non-Qualified Options so long as the number of shares so issued does not exceed the limitations in this Section. If any Options granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part the unexercised shares subject to such Options shall again be available for grants of Options under the Plan. The Common Stock shall be unregistered unless the Company voluntarily elects to file a registration statement.